
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1996
<PERIOD-END>                                         MAR-31-1996
<CASH>                                               268,040
<SECURITIES>                                         158,967
<RECEIVABLES>                                        41,497<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     156,597<F2>
<PP&E>                                               12,818,153
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       44,371,622<F3>
<CURRENT-LIABILITIES>                                5,756,906
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           34,554,893
<TOTAL-LIABILITY-AND-EQUITY>                         44,371,622<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     2,380,294<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     3,669,367<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   754,480
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      1,279,618
<CHANGES>                                            000
<NET-INCOME>                                         (5,440,551)<F7>
<EPS-PRIMARY>                                        ($53.86)
<EPS-DILUTED>                                        000

<F1>Included in receivables:  Accounts receivable $40,757,  Interest receivable
$740
<F2>Included  in current assets:  Prepaid  insurance  $35,930,  Tenant security deposits $67,011, Other current assets $53,656
<F3>Included  in  total  assets:  Investments  in  Local  Limited  Partnerships
$30,216,554, Replacement reserves $168,335, Deferred escrow $450,000, Deferred expenses, net $93,479
<F4>Included  in Total  Liabilities  and Equity:  Due to
affiliate $323,046, Deferred acquisition fees payable $450,000, General Partner Advances $200,000, $2,744,825 of long-term debt, Minority interest in Local Limited Partnerships $341,952.
<F5>Total revenue includes:  Rental $2,143,530,
Investment  $85,858,  Other  $150,906.
<F6>Included  in Other  Expenses:  Asset
Management fees $447,110, General and Administrative $841,989, Bad debts $54,351, Property Management fees $84,715, Rental operations, exclusive of
depreciation  $1,488,464,   $754,480,  Depreciation  $573,735  and  Amortization
$179,003.
<F7>Net loss reflects: equity in losses of Local Limited Partnerships of $4,771,769, loss on liquidation of interests in Local Limited Partnerships $12,349, Loss on transfer of real estate $286,672, a gain on liquidation of real estate $123,971 and minority interest in loss of Local Limited Partnerships $270,203.


